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                                 LEASE AGREEMENT



                                 by and between



                          AETNA LIFE INSURANCE COMPANY,
                                   as Landlord



                                       and



                           PACIFIC MONOLITHICS, INC.,
                                    as Tenant



                            Dated as of June 12, 1995

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

                                 LEASE AGREEMENT
                             BASIC LEASE INFORMATION

Lease Date:                      June 12, 1995

Landlord:                        AETNA LIFE INSURANCE COMPANY,
                                 a Connecticut corporation

Landlord's Address:              c/o Aetna Investment Group
                                 1740 Technology Drive, Suite 600
                                 San Jose, California 95110

Tenant:                          Pacific Monolithics, Inc.
                                 a California corporation

Tenant's Address:                PRIOR TO COMMENCEMENT DATE:

                                 245 Santa Ana Court
                                 Sunnyvale, California 94086

                                 FROM AND AFTER COMMENCEMENT DATE:

                                 1308 Moffett Park Drive
                                 Sunnyvale, California 94089

Premises:                        Premises located at 1308 Moffett Park Drive,
                                 Sunnyvale, California, containing approximately
                                 seventy five thousand five hundred forty-eight
                                 (75,548) rentable square feet

Months of Term:                  Sixty (60) months

Monthly Base Rent:                               Monthly
                                 Months            Rent
                                 ------         ----------
                                 1-12           $43,800.00
                                 13-36          $56,661.00
                                 37-48          $58,188.00
                                 49-60          $60,438.00

Prepaid Rent:                    Forty Three Thousand Eight Hundred Dollars
                                 ($43,800.00)


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

MONTH TO WHICH PREPAID RENT      FIRST (1ST) MONTH OF TERM
APPLIED:

Security Deposit:                Sixty Thousand Four Hundred Thirty-Eight
                                 Dollars ($60,438.00)

Permitted Use:                   General office use and engineering,
                                 manufacturing and warehousing of electronic
                                 products

Broker(s):                       CPS
                                 Cornish & Carey Commercial

Tenant Improvements              One Million Five Hundred Ten Thousand Nine
Allowance:                       Hundred Sixty Dollars ($1,510,960.00)

Tenant Improvements Loan:        Not to exceed Three Hundred Seventy Seven
                                 Thousand Seven Hundred Forty Dollars
                                 ($377,740.00)

Exhibits: Exhibit A              Diagram of the Premises
          Exhibit B              Tenant Improvements
          Exhibit B-1            Final Plans and Specifications for Tenant
                                 Improvements
          Exhibit C              Commencement Date Memorandum

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease".

     1. DEMISE: In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

     2. PREMISES: The Premises demised by this Lease is the building specified in the Basic Lease Information (the "Building"), which Building contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on EXHIBIT A which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right to use the parking and other common areas on the real property on which the Premises are situated (the "Property"). No easement for light or air is incorporated in the Premises.

     The Premises demised by this Lease shall also include the Tenant Improvements (as that term is defined in EXHIBIT B, attached hereto and incorporated herein by this reference) to be constructed by Landlord within the interior of the Premises. Landlord shall construct the Tenant Improvements on the terms and conditions set forth in EXHIBIT B. Landlord and Tenant agree to and shall be bound by the terms and conditions of EXHIBIT B.

     3. TERM: The term of this Lease (the "Term") shall be for the period of months specified in the Basic Lease Information, commencing on the earliest to occur of the following dates (the "Commencement Date"):

          (a) The date the Tenant Improvements are approved by the appropriate governmental agency as being in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval; or

          (b) The date Landlord's architect and general contractor have both certified in writing to Tenant that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor; provided, however, that if the date determined pursuant to Paragraph 3
(a) above or this Paragraph 3 (b) falls within the period commencing on September 16, 1995 and continuing through and including September 30, 1995, then subject to Paragraph 3(c) below, the Commencement Date shall be automatically extended to, and shall be deemed to be, October 1, 1995; or

          (c) The date Tenant commences occupancy of the Premises; provided, however, that Tenant shall not be deemed to have commenced occupancy of the Premises if Tenant enters upon the Premises solely for the purpose of installing its telephone equipment and preparing the Premises for occupancy in accordance with Paragraph 7(c) below; when the Commencement Date has been determined pursuant to the foregoing, Landlord and Tenant shall promptly execute a Commencement Date Memorandum in the form attached hereto as EXHIBIT C.

               The date on which the Term of this Lease expires shall be referred to herein as the "Expiration Date."

     4.   RENT:

          (a) BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset or deduction, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent").

          Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent specified in the Basic Lease Information to be applied toward Base Rent for the month of the Term specified in the Basic Lease Information.

          (b) ADDITIONAL RENT. This Lease is intended to be a net Lease; and subject to Paragraph 12(c) below, the Rent owing hereunder is to be paid by Tenant absolutely net of all costs and expenses relating to Landlord's ownership of the Property and the Building. The provisions of this Paragraph 4(b) for the payment of Expenses (as hereinafter defined) by Tenant are intended to pass on to Tenant all such costs and expenses. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, all costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Property and the Building (the "Expenses"), including, without limitation, all the following items related to the Building, the Property, and/or theOutside Areas (as defined in Paragraph 4(b)(3)) (the "Additional Rent"):

                    (1) TAXES AND ASSESSMENTS. All real estate taxes and assessments. Real estate taxes and assessments shall include any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is
(i) determined by the area of the Premises or the Property, or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area; provided, however, that all special assessments which can be paid by Landlord in installments shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included within the definition of real property taxes except the installment shall be included in the calendar year in which such installment is actually paid. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease. Notwithstanding anything herein to the contrary, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall have the right to contest or object to the amount of any real estate taxes and assessments assessed against the Premises by appropriate legal proceedings so long as (A) Tenant notifies Landlord of Tenant's intent to contest such real estate taxes and assessments, (B) Tenant furnishes Landlord with security reasonably satisfactory to Landlord to pay such contested real estate taxes and assessments, and (C) upon any final determination of such contest which is not appealable or is not being appealed by Tenant, Tenant pays such real estate taxes and assessments then due. Tenant acknowledges and agrees that, among other reasons, it shall be reasonable for Landlord to withhold its consent to Tenant's contest rights if Landlord elects to conduct such contest on its own. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all cost, loss or liability resulting from any such contest undertaken by or on behalf of Tenant.

                    (2) INSURANCE. All insurance premiums, including premiums for "all risk" fire and extended coverage (including earthquake and flood endorsements) insurance for the Premises, public liability insurance, other insurance as Landlord deems necessary, and any deductibles paid under policies of any such insurance.

                    (3) OUTSIDE AREAS EXPENSES. All costs to maintain, repair, replace, supervise, insure (including provision of public liability insurance) and administer the areas outside of the Premises ("Outside Areas"), including parking areas, landscaping (including maintenance contracts), sprinkler systems, sidewalks, driveways, curbs, lighting systems, and utilities for Outside Areas.

                    (4) PARKING CHARGES. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Premises, the Outside Areas and/or the Property.

                    (5) MAINTENANCE AND REPAIR OF PREMISES. Except for the costs which are the responsibility of Landlord pursuant to Paragraph 12(c) below, all costs to maintain, repair, and replace the Premises, including, without limitation, the structural portions of the roof, the roof coverings, the foundation, the floor slab, the load bearing walls, and the exterior walls (including the painting thereof) of the Premises, the heating, ventilation, and air conditioning ("HVAC") systems serving the Premises (including the cost of maintenance contracts), and all costs to maintain, repair and replace all utility and plumbing systems, fixtures and equipment serving the Premises but which are located in the Outside Areas. Notwithstanding anything to the contrary contained in this Lease, with respect to :all sums payable by Tenant as Additional Rent hereunder (including, without limitation, Outside Area expenses and costs to maintain and repair the Premises pursuant to Paragraph 12 hereof) for the repair or replacement of any item in connection with the physical operation of the Premises (i.e., HVAC, roof membrane or coverings, plumbing, electrical and utility systems and parking area) which is a capital item the repair or replacement of which property would be capitalized under generally accepted accounting principles consistently applied, Tenant shall be required to pay only the prorata share of the cost of the item falling due within the term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently applied.

                    (6) MANAGEMENT AND ADMINISTRATION. All costs for management and administration of the Premises and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc.

                    Notwithstanding anything to the contrary contained in this
Section 4(b), "Expenses" shall not include any of the following costs:

                    (1) LOSSES CAUSED BY LANDLORD. Costs occasioned by the gross negligence or willful misconduct of Landlord or Koll Management Services, Inc. ("Koll");

                    (2) REIMBURSABLE EXPENSES. Costs for which Landlord is separately reimbursed in full by third parties;

                    (3) RESERVES. Reserves established by Landlord to fund future capital or operating expenses;

                    (4) MORTGAGES. Debt service payments on mortgages and deeds of trust encumbering the Property and/or the Building, and rental payments under ground leases affecting the Property;

                    (5) HAZARDOUS MATERIALS. Costs incurred to investigate the presence of, and to remediate or remove from the Property Hazardous Materials brought on, released or otherwise introduced on to the Property by any person other than Tenant or its Agents (as hereinafter defined);

                    (6) VIOLATION OF LAWS. Penalties (as opposed to costs of compliance) assessed against Landlord as a result of the intentional violation by Landlord of any laws applicable to the Premises that are regularly being enforced by the City of Sunnyvale or other appropriate governmental agencies; and

                    (7) CONSTRUCTION DEFECTS Costs incurred by Landlord correcting or remedying defects in the construction of the Tenant Improvements, but solely to the extent that such costs are actually covered by construction warranties held by Landlord.

               (c)  PAYMENT OF ADDITIONAL RENT.

                    (1) Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis concurrently with the payment of the Base Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement (the "Expense Statement") showing the actual Additional Rent due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within twenty (20) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due, or, if the overpayment is calculated after termination of this Lease, promptly returned by Landlord to Tenant.

                    (2) The actual Additional Rent for the prior calendar year shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above, except that in any year in which resurfacing of the parking area or material roof repairs are planned, then subject to (A) the last sentence of Paragraph 4(b)(5) and (B) the repair and maintenance obligations of Landlord under Paragraph 12(c) which pursuant to such Paragraph 12(c) are the sole responsibility and expense of Landlord and are not reimbursable by Tenant, Landlord may include the estimated cost of such work in the estimated monthly Additional Rent. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment, even though the Term has expired and Tenant has vacated the Premises. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided.

               (d) GENERAL PAYMENT TERMS. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder are referred to as the "Rent". All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to Koll Management Services, Inc. and shall be mailed to: Koll Management Services, Inc., Agents for Sunnyvale Pension, Dept. No. 66169, El Monte, California 91735, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term.

               (e) RIGHT TO AUDIT. Notwithstanding anything in Paragraph 4(c) above to the contrary, following the delivery by Landlord of each Expense Statement, Tenant shall have a period of ninety (90) days to review and audit Landlord's books and records regarding such Expense Statement, such review or audit to take place during normal business hours in Landlord's offices and to be completed within seven (7) days after the commencement thereof. If Tenant does not so review or audit Landlord's books and records, Landlord's Expense Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord's books and records that the amount of Expenses paid by Tenant pursuant to this Paragraph 4 for the period covered by such Expense Statement is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or Landlord shall promptly refund any excess payment to Tenant, as the case may be; provided, however, that if Landlord disagrees with the results of Tenant's audit, the dispute shall be submitted to an independent nationally recognized accounting firm mutually agreed upon by Landlord and Tenant and the determination of such accounting firm shall be binding upon the parties. If the independent accounting firm determines that the amount of Tenant's payments of Expenses for such period is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or Landlord shall promptly refund any excess payment to Tenant, as the case may be. Tenant shall pay the cost of its audit of Landlord's books, and records. The costs of any independent accounting firm shall be paid by Tenant unless such firm determines that the overpayment of Expenses by Tenant, if any, equals five percent (5%) or more of the actual Expenses payable by Tenant for the period covered by the audit, in which case Landlord shall pay the costs of such independent accounting firm.

     5. LATE CHARGE: Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within ten (10) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any attorneys, fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

     Initials:      Landlord  /s/ JEG             Tenant /s/ CJW
                             --------------              -------------

     6.   SECURITY DEPOSIT:   Concurrently with Tenant's execution of the Lease,
Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant's default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse

Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option,of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within ten (10) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

     7.   POSSESSION:

          (a) TENANT'S RIGHT OF POSSESSION. Subject to Paragraph 7(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

          (b) DELAY IN DELIVERING POSSESSION. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant at the commencement of the Term, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's agents, be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The expiration date of the Term shall be extended by the same number of days that Tenant's possession of the Premises was delayed.

          (c) EARLY ACCESS. Notwithstanding anything to the contrary contained in Paragraph 7(a), Tenant shall have the right to enter upon the Premises at such times as shall be acceptable to Landlord during the thirty (30) day period preceding the Commencement Date to install telephones in the Premises and to otherwise prepare the Premises for Tenant's occupancy, provided, however, that Landlord shall not be liable to Tenant or its employees or agents for any loss or damage to property, or injury to person, arising from or related to the construction of the Tenant Improvements. Tenant shall take all reasonable precautions to protect against such loss, damage or injury during the construction of the Tenant Improvements, and shall not interfere with such construction. Tenant shall cooperate with all reasonable directives of Landlord in order to minimize any disruption or delay in completion of the Tenant Improvements. Tenant's entry upon the Premises pursuant to this Paragraph 7(c) shall be subject to all of the terms and conditions of this Lease, excepting only the covenant to pay Rent.

     8.   USE OF PREMISES:

          (a) PERMITTED USES. The Premises shall be used for the Permitted Uses specified in the Basic Lease Information and for no other use. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by applicable laws and regulations, or for any purpose that would vitiate the insurance or increase the premiums for insurance on the Premises. Tenant agrees not to overload the floor(s) of the Premises.

          (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at Tenant's expense, faithfully observe and comply with all municipal, state and federal statutes, rules, regulations, ordinances, requirements, and orders, now in force or which may hereafter be in force pertaining to the Premises or Tenant's use thereof, whether substantial in cost or otherwise, and all recorded covenants, conditions and restrictions affecting the Property ("Private Restrictions") now in force or which may hereafter be in force; provided, however, that Tenant shall not be required to make structural changes to the Premises (including, without limitation installing fire sprinkler systems, reinforcing the Premises to seismic standards or removing asbestos) not related to Tenant's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant's request. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

     9. ACCEPTANCE OF PREMISES: By entry hereunder, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Notwithstanding the foregoing, Tenant's acceptance of the Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Premises repaired by the Contractor (as defined in EXHIBIT B hereto).

     10. SURRENDER: Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by Acts of God, fire, casualty, condemnation, and normal wear and tear excepted), but with all interior walls painted or cleaned so they appear painted, any carpets cleaned, and with all floors cleaned and waxed, together with all Alterations (as hereinafter defined) which may have been made in or on the Premises; except that Tenant shall remove trade fixtures put in at the expense of Tenant and any Alterations as to which Landlord has requested removal in an Advice Notice (as hereinafter defined) given pursuant to Paragraph 11(c) below or as to which Landlord otherwise requests removal at the expiration or termination of this Lease in accordance with said Paragraph 11(c); and (b) otherwise in accordance with Paragraph 32(f). Tenant shall repair all damage caused by such removal and otherwise restore the Premises in accordance with the preceding sentence at Tenant's sole cost and expense. On or before the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's personal property from the Premises. All property of Tenant not so removed, unless such non-removal is consented to by Landlord, shall be deemed abandoned by Tenant, provided that in such event Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 10 and of Paragraph 32(f), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to succeeding tenants, together with, in each case, actual attorneys, fees and costs.

     11.  ALTERATIONS AND ADDITIONS:

          (a) Tenant shall not make, or permit to be made, any alteration or addition (collectively, "Alteration") to the Premises, or any part thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right without the consent of Landlord to make nonstructural and nonmechanical Alterations: not exceeding Five Thousand Dollars ($5,000) in cost on an individual basis or Ten Thousand Dollars ($10,000) in the aggregate in any calendar year (collectively, "Permitted Alterations"), provided that (A) Tenant shall not move or alter any walls in the Premises in connection with the making of such Permitted Alterations, (B) such Permitted Alterations shall not affect the HVAC, plumbing, electrical, fire protection, life safety, security and other mechanical, electrical and communications systems of the Building, and (C) such Permitted Alterations shall not be visible from the exterior of the Premises.

          (b) Any Alteration (including, without limitation, any Permitted Alteration) to the Premises shall be at Tenant's sole cost and expense, in compliance with all applicable laws and requirements requested by Landlord, and, except for any Permitted Alterations, in accordance with plans and specifications approved in writing by Landlord.

          (c) In the event Tenant requests Landlord's consent to a proposed Alteration, Tenant shall concurrently request in writing that Landlord advise Tenant in writing (any such writing shall be herein referred to as an "Advice Notice") whether or not such proposed Alteration shall be required to be removed at the expiration or termination of this Lease. If Tenant fails to request such advice in writing from Landlord, or if Tenant makes a Permitted Alteration without the consent of Landlord in accordance with Paragraph 11(a) above, then Landlord shall have the right at the end of the Term, or on the sooner termination of this Lease, to either require Tenant to remove such Alteration (or Permitted Alteration) from the Premises or to surrender such Alteration (or Permitted Alteration) to Landlord with the Premises, without compensation to Tenant, at the expiration or termination of this Lease. All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures.

          (d) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until five (5) days after Tenant's receipt of such consent (or, in the case of Permitted Alterations, five (5) days after Tenant's written notice to Landlord of its intent to make such Permitted Alterations) in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

     12.  MAINTENANCE OF PREMISES:

               (a) MAINTENANCE BY TENANT. Subject to the provisions of Paragraphs 22 and 23, throughout the Term, Tenant shall, at its sole expense,
(1) keep and maintain in good order and condition, repair, and replace the Premises, and every part thereof, including glass, windows, window frames, skylights, interior and exterior doors and door frames, and the interior of the Premises, (excepting only those portions of the Premises to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair, and replace all utility and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, water, and sewer, located in or on the Premises, and furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, (3) repair all damage to the Premises or the Outside Areas caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Premises and the Outside Areas.

               (b) LANDLORD'S RIGHT TO MAINTAIN AND REPAIR AT TENANT'S EXPENSE. Notwithstanding the foregoing, in the event Tenant fails to maintain the Premises in accordance with Paragraph 12(a) above and further fails to cure such default prior to the expiration of any applicable notice and cure periods provided under this Lease (except in the case of an emergency, in which event no notice or cure period shall be required) , Landlord shall have the right, but not the obligation, at Tenant's expense, to enter the Premises and perform Tenant's maintenance, repair and replacement work. Within twenty (20) days after invoice therefor from Landlord, Tenant shall pay all costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work.

               (c) MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraphs 12(a), 22 and 23, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for the cost and expense of the following items, and further subject to the limitations set forth in the last sentence of Paragraph 4(b)(5), Landlord agrees to repair and maintain the following items: subject to Paragraph 1 of EXHIBIT B hereto, the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings); the HVAC systems serving the Premises; the utility and plumbing systems, fixtures, and equipment located outside the Premises; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Subject to the provisions of Paragraphs 12(a), 22 and 23, Landlord, at its own cost and expense, and without the obligation of Tenant to reimburse Landlord pursuant to Paragraph 4, agrees to repair and maintain the following items: the structural portions of the roof, provided that Tenant installs no additional air conditioning or other equipment on the roof that damages structural portions of the roof (and specifically excluding the roof coverings), the foundation, the footings, the floor slab, the load bearing walls, and the exterior walls (excluding any glass therein) of the Premises. Landlord shall not be required to repair or maintain conditions created due to any act, negligence or omission of Tenant or its agents, contractors, employees or invitees.
Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

               (d) TENANT'S WAIVER OF RIGHTS. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

     13. LANDLORD'S INSURANCE: Landlord shall purchase and keep in force fire, extended coverage and "all risk" insurance covering the Premises in an amount deemed prudent by Landlord in its sole discretion. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and public liability insurance, covering the Premises and appurtenances. Landlord, at Tenant's cost, may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

     14.  TENANT'S INSURANCE:

          (a) PUBLIC LIABILITY INSURANCE. Tenant shall, at Tenant's expense, secure and keep in force a "broad form" public liability insurance and property damage policy covering the Premises and the Outside Areas, insuring Tenant, and naming Landlord and its lenders as additional insureds against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all Outside Areas. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). The limit of any insurance shall not limit the liability of Tenant hereunder.
No policy shall be cancellable or subject to reduction of coverage without at least ten (10) days' prior written notice to Landlord, and loss payable clauses shall be subject to Landlord's reasonable approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A: IX or better in Best's Key Rating Guide. A copy of said policy or a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect shall be delivered to Landlord upon commencement of the Term, and thereafter whenever Landlord shall reasonably request.

          (b) PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its fixtures, equipment, machinery and personal property on the Premises (collectively, "Tenant's Property"), a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. Such insurance shall include, without limitation, a policy or policies of flood insurance covering Tenant's Property. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of Tenant's Property so insured. Landlord shall have no interest in the insurance upon Tenant's Property and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance, including, without limitation, flood insurance, on Tenant's Property. Tenant shall furnish Landlord with a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect, and whenever required, shall satisfy Landlord that such policy is in full force and effect. Tenant understands and acknowledges that Federal Emergency Management Agency has designated significant portions of Santa Clara County to be in a flood plain.

     15.  INDEMNIFICATION:

          (a) OF LANDLORD. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents, Tenant shall indemnify and hold harmless Landlord and agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively "Agents") of Landlord against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (1) Tenant's use of the Premises or from any activity done, permitted or suffered by Tenant in or about the Premises or the Property, and (2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant's Agents or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord,Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material pArt of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease. Nothing contained in this Paragraph 15(a) shall be deemed a waiver of any rights Tenant might hereafter have against Koll resulting from or arising out of the gross negligence or willful misconduct of Koll.

          (b) OF TENANT. Landlord shall indemnify and hold harmless Tenant and its Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from the (1) gross negligence or willful misconduct of Landlord, and (2) failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure, and (3) any action or proceeding brought on account of any matter in items (1) and (2). If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

          (c) NO IMPAIRMENT OF INSURANCE. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

     16. SUBROGATION: Landlord and Tenant hereby mutually waive any claim against the other during the Term for any injury to person or loss or damage to any of their property located on or about the Premises or the Property that is caused by or results from perils covered by insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such injury, loss or damage, whether or not due to the negligence of the other party or its agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

     17. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Term; provided, however, that the Premises shall not be deemed abandoned if vacant for less than fifteen (15) consecutive days. In the event of abandonment, combined with Tenant's failure to pay Rent, the rights and remedies of Tenant and Landlord shall be determined in accordance with the applicable California statutes in effect at the time of abandonment.

     18. FREE FROM LIENS: Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.

     19. ADVERTISEMENTS AND SIGNS: Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any signs, advertisements or notices without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, or without complying with applicable law and Landlord's signage program for the Property, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises or the Property at Tenant's sole cost and expense.

     20. UTILITIES: Tenant shall pay for all water, gas, heat, light, power, telephone service and all other materials and services supplied to the Premises. If Tenant fails to pay for any of the foregoing when due, Landlord may pay the same and add such amount to the Rent.

     21. ENTRY BY LANDLORD: Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon twenty-four (24) hours' prior notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the terms hereof, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or its Agents); and Tenant shall permit Landlord to post notices of nonresponsibility and ordinary "for sale" or "for lease" signs, provided that Landlord may post such "for lease" signs and exhibit the Premises to prospective tenants only during the six (6), months prior to termination of this Lease. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Tenant shall have the right to have an employee accompany Landlord or its Agents at all times that Landlord or its Agents are present on the Premises.

     22.  DESTRUCTION AND DAMAGE:

          (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord's option:

               (1) In the event of total destruction (which shall mean destruction or damage in excess of thirty-three percent (33%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full forte and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

               (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding thirty-three percent (33%) of the full insurable value thereof) of the Premises for which Landlord will actually receive insurance proceeds sufficient to covet the cost to repair and restore such partial destruction (or for which Landlord would have actually received insurance proceeds sufficient to cover the cost to repair and restore such partial destruction but for Landlord's intentional failure to maintain the insurance required to be carried pursuant to Paragraph 13 above) and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate; provided, however, that if the insurance proceeds actually collected by Landlord, if any, are not sufficient to cover the cost of repair and restoration solely due to the intentional failure of Landlord to maintain the insurance required to be carried under Paragraph 13 above, and if Landlord would have actually collected sufficient insurance proceeds to cover such repair and restoration if Landlord had maintained such insurance in accordance with Paragraph 13, then for purposes of this Paragraph 22(a)(2), Landlord shall be deemed to have received sufficient insurance proceeds to cover the cost of repair and restoration. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

               (3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the damage occurs.

          (b) If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such damage. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability, in Tenant's reasonable opinion, to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

          (c) In the event of repair and restoration as herein provided, the monthly installments of Base Rent and Additional Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

          (d) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Premises which were originally provided at Landlord's expense, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's fixtures, improvements, alterations and additions in and to the Premises which were not provided at Landlord's expense.

          (e)  Notwithstanding anything to the contrary contained in this
Section 22, if the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to its terms, then as soon as reasonably practicable, Landlord shall furnish Tenant with a written opinion of Landlords architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate the Lease in the event any of the following occurs, which option may be exercised by delivery to Landlord of a written notice of election to terminate within ten (10) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration: (i) the Premises, with reasonable diligence, cannot be substantially repaired by Landlord within two hundred seventy (270) days after the damage or destruction, or (ii) if the Premises are damaged by any peril within the last twelve (12) months of the Term.

          (f)  Tenant hereby waives the provisions of California Civil Code
Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.

     23. CONDEMNATION: If thirty-three percent (33%) or more of the Premises or the parking area for the Premises is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Premises after any Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards, and Tenant hereby assigns to Landlord all of its interest in such awards. Notwithstanding the foregoing, Tenant shall be entitled to all sums separately awarded by the condemning authority to cover Tenant's moving costs, relocation expenses, good will or the unamortized cost of any Alterations installed at Tenant's cost. If less than thirty-three percent (33%) of the Premises or the parking area is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent and Additional Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.

     24.  ASSIGNMENT AND SUBLETTING:

          (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within ten (10) days of receipt of the foregoing, to (1) cancel this Lease as of the commencement date stated in the proposed sublease or assignment, (2) acquire from Tenant the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, provided that Tenant shall be released from its obligations under this Lease with respect to the interest acquired by Landlord, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Landlord notified Tenant of its intent to exercise its cancellation or termination rights, Tenant may withdraw its request for assignment or subletting within ten (10) days thereafter, and this Lease shall continue in full force and effect.

          (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above, or (2) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof; provided, however, that if the actual use proposed to be conducted in the Premises conflicts with the provisions of Paragraph 8(a) above, Landlord will not unreasonably withhold its consent to such proposed use, provided that such use is consistent with other R&D uses in Moffett Park, will not lead or foreseeably lead in the future to a violation of Paragraph 32 below, and will not result or foreseeably result in the future in a diminution in value of the Premises, all as reasonably determined by Landlord; and, provided further, that if the proposed assignment or sublease requires alterations, improvements or additions to the Premises, Landlord will not unreasonably withhold its consent to such alterations, improvements or additions, provided that (i) the same (A) are generally consistent with alterations and improvements made to and then existing in Comparable Buildings (as hereinafter defined), and (B) will not result or foreseeably result in the future in a diminution in value of the Premises, in each case as reasonably determined by Landlord, and
(ii) notwithstanding anything to the
contrary contained in this Lease, the proposed assignee or subtenant expressly agrees in writing that, upon the request of Landlord given at any time prior to the scheduled expiration of the assignment or sublease, it shall, upon such expiration or termination date, remove such alterations, improvements or additions from the Premises and restore the Premises to the condition existing on the date of such assignment or sublease.

          (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent payable by the assignee or sublessee to Tenant, after deducting the costs incurred by Tenant in connection with any such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

          (d) Tenant shall pay Landlord's reasonable fees (including, without limitation, the reasonable fees of Landlord's counsel) incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease, not to exceed One Thousand Five Hundred Dollars ($1,500.00) per request.

          (e) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

          (f) Notwithstanding anything to the contrary contained in this Paragraph 24, Tenant, without Landlord's prior written consent, may sublet the Premises or assign this Lease to (i) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action, or
(ii) a purchaser of substantially all of Tenant's assets, so long as, in either event, the successor corporation or purchaser has (A) a net worth, calculated in accordance with generally accepted accounting principles, substantially equal to or greater than the net wroth of Tenant on the date of this Lease or at the time of the sublease or assignment, whichever is higher, and (B) sufficient business experience in the industry in which it operates and reasonable financial prospects, as reasonably determined by Landlord in its good faith business judgment. For the purpose of this Lease, a sale of a noncontrolling portion of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord's consent.
No sublease or assignment entered into by Tenant pursuant to this Paragraph 24(f) shall release Tenant from any liability under this Lease.

     25. TENANT'S DEFAULT: The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

          (a) The abandonment of the Premises by Tenant for a period in excess of fourteen (14) days, while Tenant fails to pay Rent;

          (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due;

          (c)  A general assignment by Tenant for the benefit of creditors;

          (d) The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

          (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

          (f) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 30 or 31 or 42;

          (g) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

          (h) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 6 above;

          (i) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 25, which shall be governed by such other Paragraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

          (j) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a Chronic Delinquency, in addition to Landlord's other remedies for Default provided in this Lease, at Landlord's option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance.

          Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(i) or (j) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

     26.  LANDLORD'S REMEDIES:

          (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

               (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

               (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

               (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

               (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

               (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

               (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.


          (b) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).

          (c) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          (d) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 26(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 26(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          (e) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 26 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

          (f) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

          (g) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

     27. ATTORNEY'S FEES: If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

     28. TAXES: Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to Paragraph 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within twenty (20) days after delivery to Tenant of a statement therefor, but in any event prior to delinquency.

     29. EFFECT OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Property containing the Premises, so that, in the event of any sale of the Property or the Premises, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Notwithstanding anything in this Paragraph 29 to the contrary, Landlord shall not be relieved of its obligations under this Lease unless and until any assignee of or successor to Landlord's interest in this Lease or in the Building assumes in writing the obligations of Landlord accruing on and after the effective date of the assignment.

     30. TENANT'S ESTOPPEL CERTIFICATE: From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that reasonably may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

     31.  SUBORDINATION:   Landlord shall have the right to cause this Lease to
be and remain subject and subordinate to any and all mortgages, deeds of trust and ground leases, if any ("Encumbrances") that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof ("Holder") shall agree to recognize in writing, upon terms and conditions reasonably acceptable to Tenant ("Nondisturbance Agreement"), Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) business days after Landlord's written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 31, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance, provided only that if this Lease had been subordinate to such Encumbrance prior to such sale or proceeding, then on or before the date of such sale or proceeding, the holder of such Encumbrance shall have delivered to Tenant a Nondisturbance Agreement.

     32.  ENVIRONMENTAL COVENANTS:

          (a) As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains (a) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.) or any regulations promulgated under CERCLA; (b) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act, as amended ("RCRA") (42 U.S.C. Section 6901 ET SEQ.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended ("TSCA") (15 U.S.C. Section 2601 ET SEQ.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

          (b) As used in this Lease, the term "Environmental Laws" shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

          (c) Tenant agrees that during its use and occupancy of the Premises it will (a) not (i) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business and except for normal office products (such as cleaning solvents and toner fluid for copy machines) stored and used on the

Premises in full compliance with Environmental Laws, or (ii) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises or the Property; (b) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (c) immediately notify Landlord of (i) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises relating to any Hazardous Materials or under any Environmental Laws or (ii) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.

          (d) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the Property, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the Property.

          (e) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Tenant will supply to Landlord such historical and operational information regarding the Premises as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days, prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Any such inspection shall be at Landlord's sole cost and expense, provided that if such inspection reveals the presence of Hazardous Materials released, discharged or disposed of in, on or about the Premises by Tenant or its Agents, or any other condition or activity caused by or on the part of Tenant or its Agents that is in violation of the requirements of this Lease or any Environmental Laws, then Tenant shall pay the costs and expenses of such inspection.

          (f) Landlord shall have the right, but not the obligation, prior or subsequent to a Default by Tenant under this Lease, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises or the Property in violation of Tenant's obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority with regard to any such

Hazardous materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Subsection 32(f) shall be payable by Tenant upon demand.

          (g) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

          (h) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the Property, liabilities and expenses (including attorney's fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant's breach of any provision of this Paragraph 32.

          (i) Nothing contained in this Paragraph 32 shall be deemed or construed to require Tenant to remediate or clean up any Hazardous Materials which are brought on, released or otherwise introduced on to the Property by any person other than Tenant or its Agents.

          (j) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

     33. NOTICES: All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified in the Basic Lease Information, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein, or by telex or telecopy at the number therefor designated by the addressee in a written notice given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail in the manner described above.

     34. WAIVER: The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

     35. HOLDING OVER: Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred twenty-five percent (125%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

     36. SUCCESSORS AND ASSIGNS: The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

     37. TIME: Time is of the essence of this Lease and each and every term, condition and provision herein.

     38. BROKERS: Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall be responsible for the commission, if any is due, payable to CPS in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and CPS. CPS shall be responsible for the payment of any commission owed to Cornish & Carey Commercial in connection with this Lease.

     39. LIMITATION OF LIABILITY: Tenant agrees that, in the event of any default or breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord (a) Tenant shall look solely to the estate and property of Landlord or any a successor in interest in the Property and the Premises, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord;
(b) no other property or assets of Landlord, its partners, shareholder, officers, directors or any successor in interest shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies; (c) no personal liability shall at any time be asserted or enforceable against Landlord's partners or successors in interest (except to the extent permitted in (a) above), or against Landlord's shareholders, officers or directors, or their respective partners, shareholders, officers, directors or successors in interest; and (d) no judgment will be taken against any partner, shareholder, officer or director of Landlord. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

     40. FINANCIAL STATEMENTS: Within thirty (30) days after Landlord's request (which request shall not be made more than one (1) time during each calendar year prior to a Default by Tenant hereunder), Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Any financial statements supplied to Landlord pursuant to this Paragraph 40 shall be kept confidential by Landlord, provided that Landlord shall have the right to disclose such financial statements to Landlord's accountants, attorneys and other professional advisors and to current and prospective lenders and purchasers of the property, and otherwise as required by legal process or applicable law.

     41. RULES AND REGULATIONS: Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Premises and parking and other common areas, provided that such rules do not materially and adversely interfere with Tenant's use of the Premises. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations.

     42.  MORTGAGEE PROTECTION:

          (a) MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

          (b) RIGHTS TO CURE. Tenant agrees to give to any trust deed or mortgage holder ("Holder") , by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

     43. ENTIRE AGREEMENT: This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. Any modification to this Lease shall be effective only if contained in a written amendment executed by both parties.

     44. INTEREST: Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from such tenth (10th) day until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

     45. CONSTRUCTION: This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

     46. REPRESENTATIONS AND WARRANTIES OF TENANT: Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

          (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

          (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

     47. RENEWAL OPTION. Tenant shall have one (1) option (the "Renewal Option") to extend the Term for an additional period of three (3) years beyond the Expiration Date (the "Renewal Term"). The Renewal Option shall be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal option must be exercised, if at all, by written notice from Tenant to Landlord given not more than nine (9) months nor less than four (4) months prior to the expiration of the initial Term. Any such notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise the Renewal Option in a timely manner as provided for above, the Renewal Option shall be void. The Renewal Term shall be upon the same terms and conditions as the initial Term, except that (i) the annual Base Rent during the Renewal Term shall be equal to the higher of (A) the Base Rent payable hereunder immediately prior to the Expiration Date, or (B) the prevailing market rate for space in well located, high visibility buildings in Moffett Park comparable to the Premises in size, condition, quality and type, and with a comparable landlord (taking into account, among other things, the availability of tenant improvement dollars) (collectively, "Comparable Buildings"), at the commencement of the Renewal Term, and (ii) Tenant shall pay to Landlord in monthly installments throughout the Renewal Term Tenant's prorata share of the HVAC Costs (as defined in EXHIBIT B hereto) falling due within the Renewal Term, as calculated under Paragraph 8(f) of said EXHIBIT B. As used herein, the term "prevailing market rate" shall mean the base annual rental for such comparable space, taking into account any additional rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space. If Tenant disputes Landlord's determination of the prevailing market rate, Tenant shall so notify the Landlord within ten (10) days following Landlord's notice to Tenant of the prevailing market rate and such dispute shall be resolved as follows:

          (a) Within twenty (20) days following Tenant's notice to Landlord of Tenant's dispute of Landlord's determination of the prevailing market rate, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

          (b) If within this twenty (20) day period Landlord and Tenant cannot reach agreement as to the prevailing market rate, they shall each select one appraiser to determine the prevailing market rate. Each such appraiser shall arrive at a determination of the prevailing market rate and submit his conclusions to Landlord and Tenant within twenty (20) days of the expiration of the twenty (20) day consultation period described in paragraph (a) above.

          (c) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the prevailing market rate. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher, of the two, the average of the two shall be the prevailing market rate. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within twenty (20) days of his selection make a determination of the prevailing market rate and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the prevailing market rate.

          (d) All appraisers specified pursuant hereto shall be licensed real estate brokers in the State of California with not less than five (5) years' experience appraising commercial and industrial properties in the County of Santa Clara, provided that no appraiser selected pursuant to this Paragraph 47 shall be the listing broker for the Premises. Each party shall pay the cost of the appraiser selected by such party and one-half (1/2) of the cost of the third appraiser plus one-half (1/2) of any other costs incurred in connection with the appraisal.


     48.  PRIMARILY EXPANSION OPTION.

          (a) Tenant shall have a one time option (the "Primary Expansion Option") to lease the adjacent building commonly known as 1309 Moffett Park Drive, consisting of approximately 35,026 rentable square feet (the "Primary Expansion Building"), subject, however, to the rights of the existing tenant (the "Existing Tenant") of the Primary Expansion Building. Subject to Paragraph 48(b) below, the Primary Expansion Option shall be exercised, if at all, by written notice (the "Primary Expansion Notice") from Tenant to Landlord given no later than June 13, 1997. In the event Tenant fails to exercise the Primary Expansion Option in a timely manner as provided herein, the Primary Expansion option shall be null and void and of no further force or effect. If Tenant exercises the Primary Expansion Option, then (i) subject to Paragraphs 48(b) and
(c) below, possession of the Primary Expansion Building shall be delivered to Tenant on October 14, 1997 (the "Primary Expansion Commencement Date"),
(ii) Tenant's lease of the Primary Expansion Building shall be coterminus with the expiration or sooner termination of this Lease (including any Renewal Term), and (iii) the Primary Expansion Building shall be leased to Tenant upon the same terms and conditions as contained in this Lease, except that the economic terms applicable to the lease of the Primary Expansion Building (including, without limitation, the annual Base Rent for the Primary Expansion Building and the Tenant Improvement Allowance, if any, to be provided to Tenant) shall be equal to the then prevailing market terms being offered by landlords of Comparable Buildings. Landlord shall give Tenant written notice of Landlord's determination of such prevailing market terms reasonably promptly after Landlord's receipt of the Primary Expansion Notice. In the event Tenant disputes Landlord's determination of such prevailing market terms, then Landlord and Tenant shall have a period of twenty (20) days (the "Negotiation Period") to attempt to agree upon the prevailing market terms for the Primary Expansion Building, such agreement to be evidenced by a letter of intent executed by Landlord and Tenant; if Landlord and Tenant fail to agree on such prevailing market terms within the Negotiation Period, then the provisions of Paragraphs 47(a) through (d) shall apply. Any Primary Expansion Notice given by Tenant to Landlord pursuant to this Paragraph 48 shall be irrevocable. Following Tenant's exercise of the Primary Expansion Option and the determination of the prevailing market terms as provided above, the parties shall immediately execute an amendment to this Lease reflecting the lease by Tenant of the Primary Expansion Building. Notwithstanding the foregoing, if a Default (or an event which with the giving of notice or the passage of time, or both, would constitute a Default hereunder) exists either at the time Tenant delivers the Primary Expansion Notice or at any time thereafter prior to the Primary Expansion Commencement Date, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Primary Expansion Option by written notice to Tenant.

          (b) Notwithstanding anything to the contrary contained in Paragraph 48(a) above, in the event the Existing Tenant consummates a buyout of its lease (the "Existing Lease") prior to the scheduled expiration date thereof (the "Scheduled Expiration Date") or otherwise agrees with Landlord to an early termination of the Existing Lease, then with respect to the exercise of the

Primary Expansion option and the timing of the Primary Expansion Commencement Date, the terms of this Paragraph 48 (b) shall control:

               (i) Landlord shall apply the Termination Consideration (as hereinafter defined), if any, actually received by Landlord from the Existing Tenant against the installments of base rent which would have come due under the Existing Lease from and after the early termination date (the "Early Termination Date") through the Scheduled Expiration Date, such Termination Consideration to be applied against such installments in the order in which they accrue until the Termination Consideration has been fully applied as aforesaid. The date on which the Termination Consideration has been fully applied against the installments of base rent as provided herein shall be hereinafter referred to as the "Final Application Date." Landlord shall give Tenant reasonable advance notice of the Final Application Date. As used herein, "Termination Consideration" means the sum, if any, paid by the Existing Tenant to Landlord as consideration for the early termination of the Existing Lease.

               (ii) Provided that the Termination Consideration is sufficient, when applied in the manner described in clause (i) above, to cover at least four (4) monthly installments of base rent coming due after the Early Termination Date, then notwithstanding anything to the contrary contained in Paragraph 48(a) above, Tenant shall have the right to exercise the Primary Expansion Option, if at all, only by delivering a Primary Expansion Notice to Landlord on or before the date (the "Alternate Notice Date") that is four (4) months before the Final Application Date. In the event Tenant delivers a Primary Expansion Notice to Landlord in accordance with this clause (ii), then
(A) Landlord shall promptly notify Tenant of the prevailing market terms for the Primary Expansion Building and, if Tenant disputes Landlord's determination, the prevailing market terms shall be determined, if at all, in the manner described in Paragraph 48(a) above, and (B) the Primary Expansion Commencement Date shall be the date which is forty five (45) days after Landlord provides written notice of such initial determination to Tenant, provided, however, that if the prevailing market terms include the construction of tenant improvements by Landlord in the Primary Expansion Building, then the Primary Expansion Commencement Date shall be the earlier of the date on which such tenant improvements have been substantially completed (as determined in accordance with Paragraphs 3(a) and (b) above) or the date Tenant commences occupancy of the Premises.

               (iii) If the Termination Consideration is not sufficient, when applied in the manner described in clause (i) above, to cover at least four (4) monthly installments of base rent coming due after the Early Termination Date, then promptly upon the consummation of a buyout of the Existing Lease by the Existing Tenant as contemplated under this Paragraph 48(b), Landlord shall notify Tenant of the availability of the Primary Expansion Building and of the prevailing market terms for the Primary Expansion Building. In the event Landlord provides such notice to Tenant, then notwithstanding anything to the contrary contained in Paragraphs 48 (a) or 48 (b) (ii) above, Tenant shall have the right to exercise the Primary Expansion Option, if at all, only by delivering a Primary Expansion Notice to Landlord within seven (7) days after Tenant's receipt of Landlord's notice. If Tenant exercises the Primary Expansion Option in a timely manner as aforesaid and if Tenant disputes Landlord's determination of such prevailing market terms, the prevailing market terms shall be determined, if at all, in the manner described in Paragraph 48
(a) above.  If Landlord and Tenant
mutually agree on the prevailing market terms, the Primary Expansion Commencement Date shall be the date which is forty five (45) days after Landlord provides written notice of such initial determination to Tenant, provided, however, that if the prevailing market terms include the construction of tenant improvements by Landlord in the Primary Expansion Building, then the Primary Expansion Commencement Date shall be the earlier of the date on which such tenant improvements have been substantially completed (as determined in accordance with Paragraphs 3(a) and (b) above) or the date Tenant commences occupancy of the Premises.

          (c) If for any reason whatsoever, Landlord cannot deliver possession of the Primary Expansion Building to Tenant on the Primary Expansion Commencement Date, (i) this Lease shall not be void or voidable, (ii) the Expiration Date shall not be extended, and (iii) neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent attributable to the Primary Expansion Building until Landlord delivers possession of the Primary Expansion Building to Tenant.

          (d) Notwithstanding anything to the contrary contained in this Paragraph 48, Landlord (as opposed to Landlord's Agents or real estate brokers) shall not initiate or actively solicit a buyout of the Existing Lease from the Existing Tenant. Promptly following the execution of this Lease by Landlord and Tenant, Landlord shall notify the current listing agent and property manager of the Premises in writing of the terms of this Paragraph 48(e) and shall instruct the listing agent and property manager not to initiate or actively solicit a buyout of the Existing Lease, provided, however, that Landlord shall not be liable or responsible for any failure of such listing agent or property manager to comply with such instructions.

     49.  SECONDARY EXPANSION OPTION.

          (a) In the event the Existing Tenant consummates a buyout of the Existing Lease or otherwise agrees with Landlord to an early termination of the Existing Lease prior to the Scheduled Expiration Date in accordance with Paragraph 48(b) above, and if Tenant elects not to exercise the Primary Expansion Option at the time the Primary Expansion Option becomes available in accordance with Paragraph 48(b); then Tenant shall have a one-time option (the "Secondary Expansion Option") to lease the building commonly known as 395 Java Drive, Sunnyvale, California (the "Secondary Expansion Building"), upon the expiration or sooner termination of the lease (the "Java Lease") presently covering such Secondary Expansion Building. Upon the earlier of (i) the date which is ninety (90) days prior to the scheduled expiration of the Java Lease, or (ii) the date the tenant under the Java Lease (the "Java Tenant") notifies Landlord of its election (the "Termination Election") to exercise the termination option contained in the Java Lease, Landlord shall notify Tenant in writing of the availability of the Secondary Expansion Building and of the prevailing market terms (determined as described below) for the lease of the Secondary Expansion Building (such written notice being herein referred to as the "Availability Notice"). Tenant shall thereafter have the right to exercise the Secondary Expansion option by written notice (the "Secondary Expansion Notice") to Landlord given not later than ten (10) days after Tenant's receipt of the Availability Notice.

          (b) In the event Tenant fails to exercise the Secondary Expansion Option in a timely manner as provided herein, the Secondary Expansion option shall be null and void and of no further force or effect. If Tenant exercises the Secondary Expansion Option, then (i) Tenant's lease of the Secondary Expansion Building shall commence on the date (the "Secondary Expansion Commencement Date") which is one hundred (100) days after Tenant's receipt of the Availability Notice, provided, however, that if the prevailing market terms include the construction of tenant improvements by Landlord in the Secondary Expansion Building, then the Secondary Expansion Commencement Date shall be the earlier of the date on which such tenant improvements have been substantially completed (as determined in accordance with Paragraphs 3(a) and (b) above) or the date Tenant commences occupancy of the Secondary Expansion Building,
(ii) Tenant's lease of the Secondary Expansion Building shall be coterminus with the expiration or sooner termination of this Lease (including any Renewal Term), and (iii) the Secondary Expansion Building shall be leased to Tenant upon the same terms and conditions as contained in this Lease, except that the economic terms applicable to the lease of the Secondary Expansion Building (including, without limitation, the annual Base Rent for the Secondary Expansion Building and the Tenant Improvement Allowance, if any, to be provided to Tenant) shall be equal to the then prevailing market terms being offered by landlords of Comparable Buildings. In the event Tenant exercises the Secondary Expansion Option as aforesaid but disputes Landlord's determination of such prevailing market terms, then Tenant shall so notify Landlord in writing concurrently with the delivery of the Secondary Expansion Notice and the prevailing market terms shall be determined in accordance with the provisions of Paragraphs 47(a) through (d) above. Except as expressly provided herein to the contrary, any Secondary Expansion Notice given by Tenant to Landlord pursuant to this Paragraph 49 shall be irrevocable. Following Tenant's exercise of the Secondary Expansion Option and the determination of the prevailing market terms as provided above, the parties shall immediately execute an amendment to this Lease reflecting the lease by Tenant of the Secondary Expansion Building. Notwithstanding the foregoing, if a Default (or an event which with the giving of notice or the passage of time, or both, would constitute a Default hereunder) exists either at the time Tenant delivers the Secondary Expansion Notice or at any time thereafter prior to the Secondary Expansion Commencement Date, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Secondary Expansion Option by written notice to Tenant.

          (c) If for any reason whatsoever, Landlord cannot deliver possession of the Secondary Expansion Building to Tenant on the Secondary Expansion Commencement Date, (i) this Lease shall not be void or voidable, (ii) the Expiration Date shall not be extended, and (iii) neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent attributable to the Secondary Expansion Building until Landlord delivers possession of the Secondary Expansion Building to Tenant.

          (d) Notwithstanding anything herein to the contrary, the Secondary Expansion Option granted hereunder is expressly made subject to the prior sale of the Secondary Expansion Building by Landlord. In the event Landlord sells or otherwise transfers or conveys the Secondary Expansion Building to a third party prior to Tenant's exercise of the Secondary Expansion option, then the Secondary Expansion Option shall thereafter be null and void and of no further force or effect.

          Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.


LANDLORD:                               TENANT:

AETNA LIFE INSURANCE COMPANY,           PACIFIC MONOLITHICS, INC.,
a Connecticut corporation               a California corporation


By: /s/ Joseph E. Gaukler               By:  /s/ Christopher J. Weseloh
   ---------------------------------       -----------------------------------
Print                                   Print
Name:  Joseph E. Gaukler                Name:  Christohper J. Weseloh
Its:   Asst. Vice President             Its:    President & CEO
    --------------------------------        ----------------------------------


                                        By:
                                           -----------------------------------
                                        Print
                                        Name:
                                             ---------------------------------

                                        Its:
                                            ----------------------------------

                                    EXHIBIT A



                             DIAGRAM OF THE PREMISES

                                    EXHIBIT B

                               TENANT IMPROVEMENTS


     This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this EXHIBIT B have the meanings ascribed to such terms in the Lease.

     1. LANDLORD'S WORK. In addition to the Tenant Improvements (as defined in Paragraph 3 below) to be constructed in the Premises pursuant to this Exhibit B, prior to the Commencement Date, Landlord shall, at its sole cost and expense, (i) install a new roof membrane on the Building acceptable to Landlord and (ii) upgrade the landscaping surrounding the Building in a manner satisfactory to Landlord (collectively, "Landlord's Work"). Landlord shall consult with Tenant from time to time concerning the selection of the upgraded landscaping, but Landlord shall have the right to make the final decision regarding the selection of such landscaping and the same shall not be subject to the approval of Tenant. The cost of Landlord's Work shall be paid for with Landlord's own funds and shall not be applied against or otherwise decrease the Tenant Improvements Allowance (as defined in Paragraph 6 below) or the Tenant Improvements Loan (as defined in Paragraph 7 below), or treated as reimbursable by Tenant pursuant to Paragraph 4 of the Lease.

     2. TENANT IMPROVEMENTS. In addition to Landlord's Work described in Paragraph 1 above, Landlord agrees, subject to the conditions set forth below, to construct certain Tenant Improvements in the Premises pursuant to the terms of this EXHIBIT B.

     3. DEFINITION. "Tenant Improvements" as used in the Lease and this EXHIBIT B shall include only those improvements within (i) the interior portions of the Premises, (ii) the exterior storage area adjacent to the Premises, and
(iii) the patio area outside the Building and adjacent to the lunch room, in each case solely to the extent such improvements are depicted on the Final Plans and Specifications (hereafter defined in Paragraph 4) or described hereinbelow. "Tenant Improvements" shall specifically not include Landlord's Work to be performed pursuant to Paragraph 1 above or any alterations, additions, or improvements installed or constructed by Tenant, and any of Tenant's personal property or trade fixtures.

          The Tenant Improvements may include:

          (a) Space plans, working drawings, and architectural, engineering and final plans.

          (b) Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

          (c) Electrical wiring, lighting fixtures, outlets and switches, and other electrical work, but specifically excluding wiring of modular partitions and built-in furniture.

          (d)  The HVAC Units (as hereinafter defined).

          (e) Duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

          (f) Any additional Tenant requirements including, but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

          (g) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within and serving the Premises.

          (h) All plumbing, fixtures, pipes, and accessories to be installed within and serving the Premises.

          Notwithstanding anything herein to the contrary, "Tenant Improvements" shall specifically exclude the following:

          (a)  Security systems;

          (b)  Wiring for data communications and telephone systems; and

          (c) Repairs to any emergency generators located in or on the Premises.

     4. PLANS AND SPECIFICATIONS. Landlord shall retain an architect selected by Landlord ("Architect") for the preparation of preliminary and final working architectural and engineering plans and specifications for the Tenant Improvements ("Final Plans and Specifications"). Tenant shall cooperate diligently with the Architect and shall furnish within ten (10) days after request therefor, all information required by the Architect for completion of the Final Plans and Specifications, and shall provide (in writing, if requested by Landlord), not later than three (3) business days after request therefor, any approval or disapproval of preliminary or Final Plans and Specifications which Tenant is permitted to give under this EXHIBIT B. Any written disapproval of Tenant shall set forth Tenant's specific objections thereto. If Tenant disapproves any matters subject to its review and approval, Landlord and Tenant, within three (3) business days after Landlord's receipt of such objections, shall meet and confer and negotiate in good faith to resolve such disputed matters. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them and attaching them to the Lease as EXHIBIT B-1. Upon completion of the Final Plans and Specifications and approval thereof by Landlord and Tenant, Landlord will obtain subcontractor trade bids and furnish a cost breakdown to Tenant. At Tenant's request, the Final Plans and Specifications may be revised once as a result of Tenant's review of the cost breakdown, at Tenant's sole cost and expense. Any such revisions shall be subject to Landlord's reasonable approval, and the amended Final Plans and Specifications, as approved by Landlord and Tenant, shall thereafter be deemed to be the Final Plans and Specifications for the Tenant Improvements. The amended Final Plans and Specifications shall be approved by Tenant (in writing, if requested by Landlord) not later than three (3) business days after Landlord's request therefor. Landlord shall thereafter submit such amended Final Plans and

Specifications to its contractor and subcontractor for re-bidding, and shall furnish a cost breakdown to Tenant. If the estimated Tenant Improvements Cost, as determined by the bids based on the amended Final Plans and Specifications and the reasonably anticipated costs of other items constituting the Tenant Improvements Cost, result in an Excess Tenant Improvements Cost, then Tenant shall pay such Excess Tenant Improvements Cost as and when required by Paragraph 9.A. Tenant's failure to approve or disapprove any matters which Tenant shall be entitled to approve or disapprove pursuant to this Paragraph 4 shall be conclusively deemed to be approval of same by Tenant.

     5. LANDLORD'S CONTRACTOR TO CONSTRUCT IMPROVEMENTS. When the Final Plans and Specifications (as amended, if required by Paragraph 4 above) have been approved by Landlord and Tenant, Landlord shall submit such Final Plans and Specifications to all governmental authorities having rights of approval over the Tenant Improvement work and shall apply for all governmental approvals and building permits. Subject to satisfaction of all conditions precedent and subsequent to its obligations under this EXHIBIT B, and further subject to the provisions of Paragraph 9.A., Landlord shall thereafter cause its contractor (the "Contractor") to commence and proceed to complete construction of the Tenant Improvements in a good and workmanlike manner. Within fifteen (15) days after the Commencement Date, Tenant shall have the right to submit a written "punch list" to Landlord, setting forth any defective item of construction, and provided that Landlord agrees with such "punch list," Landlord shall promptly cause the items specified therein to be corrected.

     6. TENANT IMPROVEMENTS ALLOWANCE. Landlord shall provide an allowance for the planning, design and construction of the Tenant Improvements in the amount specified in the Basic Lease Information ("Tenant Improvements Allowance"). Subject to Paragraph 7, the Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, as defined in Paragraph 8. Should the actual cost of planning, design and constructing those Tenant Improvements depicted on the Final Plans and Specifications be less than the Tenant Improvements Allowance, the Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost.

     7. TENANT IMPROVEMENTS LOAN. In addition to the Tenant Improvements Allowance, Landlord agrees to loan to Tenant up to Three Hundred Seventy Seven Thousand Seven Hundred Forty Dollars ($377,740.00) for Tenant Improvements (the "Tenant Improvements Loan"). The Tenant Improvements Loan shall be repayable by Tenant to Landlord in substantially equal self-amortizing installments over the initial term of the Lease, together with interest on the balance outstanding from time to time at the rate of twelve percent (12%) per annum; provided, however, that in the event the Lease shall terminate for any reason prior to the scheduled expiration thereof, the Tenant Improvements Loan and all accrued and unpaid interest thereon shall immediately become due and payable in full. Notwithstanding the foregoing, if the Lease shall terminate prior to the scheduled expiration date as a result of a casualty or condemnation event affecting the Premises, then Tenant shall be relieved of its obligation to repay the Tenant Improvements Loan solely to the extent that Landlord actually collects insurance proceeds or a condemnation award, as appropriate, sufficient in amount to fully reimburse Landlord for all costs and expenses incurred in connection with the design, preparation, approval and construction of the Tenant Improvements. In furtherance of the foregoing, the parties agree that any such proceeds or award received by Landlord shall be allocated first to Landlord's interest in the Property and the Premises (excluding the Tenant Improvements) and then to the Tenant Improvements, and that any amounts allocated to the Tenant Improvements shall be first applied against the Tenant Improvements Allowance until the same has been repaid in full and then against the Tenant Improvements Loan.

     8. TENANT IMPROVEMENTS COST. The Tenant Improvements Cost ("Tenant Improvements Cost") shall include all costs and expenses associated with the design, preparation, approval and construction of the Tenant Improvements, including, but not limited, to the following:

          (a) All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation; provided, however, that "Tenant Improvements Cost" shall not include, and Landlord shall be solely liable for, the costs of the space plans of the Premises prepared by CAS, to the extent such space plans are dated as of, and were actually delivered to Landlord and Tenant an or before, April 20, 1995.

          (b) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

          (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

          (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Tenant Improvements;

          (e) All fees payable to the Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans and Specifications;

          (f) Tenant's prorata share of all costs (the "HVAC Costs") to purchase and install new HVAC units weighing up to an aggregate of two hundred
(200) tons (the "HVAC Units") on the roof of the Premises; for purposes of this Paragraph 8(f), Tenant's prorata share of the HVAC Costs shall be the portion of such costs falling due within the initial Term of the Lease based upon the amortization of such HVAC Costs over a useful life of fifteen (15) years. Landlord and Tenant acknowledge that the intent of this Paragraph 8(f) is to include within the Tenant Improvements Cost and to fund out of the Tenant Improvements Allowance Tenant's prorata share of the HVAC Costs, amortized as aforesaid and falling due within the initial Term of the Lease. In addition to the foregoing, in the event Tenant exercises the Renewal Option provided under Paragraph 47 of the Lease, then Tenant shall pay to Landlord, in substantially equal monthly installments throughout the Renewal Term, Tenant's prorata share of the HVAC Costs falling due within the Renewal Term of the Lease based upon the amortization of such costs over the aforesaid fifteen (15) year useful life. Such installments shall be payable by Tenant to Landlord at the same time Tenant pays Base Rent under Paragraph 4(a) of the Lease and shall be deemed "Rent" for all purposes of the Lease; and

          (g)  Utility connection fees.

In no event shall the Tenant Improvements Cost include any costs of Landlord's Work or any costs of procuring, constructing or installing in the Premises any of Tenant's personal property or trade fixtures.

     9. EXCESS TENANT IMPROVEMENTS COST. If the Tenant Improvements Cost is more than the sum of the Tenant Improvements Allowance and the Tenant Improvements Loan, then the difference between the Tenant Improvements Cost and the sum of the Tenant Improvements Allowance and the Tenant Improvements Loan ("Excess Tenant Improvements Cost") shall be paid by Tenant to Landlord in cash within ten (10) days of delivery of statements from Landlord to Tenant therefor. If construction of the Tenant Improvements will result in Excess Tenant Imnrovements Cost, Landlord shall not be obligated to commence construction of the Tenant Improvements if payment of the Excess Tenant Improvements Costs by Tenant is not received within ten (10) days after delivery by Landlord to Tenant of a statement therefor; provided, however, that Landlord may, at its option, commence construction of the Tenant Improvements, in which event Tenant shall pay the Excess Tenant Improvements Cost within ten (10) days after delivery by Landlord to Tenant of the statement therefor. If Landlord so elects to commence construction of the Tenant Improvements or has already commenced construction of the Tenant Improvements when there occurs an Excess Tenant Improvements Cost, then Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements if payment by Tenant to Landlord of the Excess Tenant Improvement Costs has not been received within ten (10) days after delivery by Landlord to Tenant of a statement therefor.

     10. CHANGE REQUEST. When the Final Plans and Specifications have been approved by Landlord, there shall be no changes without Landlord and Tenant's prior written consent, except for (a) necessary on-site installation variations or minor changes necessary to comply with building codes and other governmental regulations; and (b) changes approved in writing by both parties. Any costs related to such governmentally required or requested and approved changes shall be added to the Tenant Improvements Cost and, to the extent such cost results in Excess Tenant Improvements Cost, shall be paid for by Tenant as and with any Excess Tenant Improvements Cost as set forth in Paragraph 9.A. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural or design fees, and Landlord's general contractor's price for effecting the change.

     11. CONSTRUCTION DEFECTS. In the event Landlord determines during the Term that the Tenant Improvements have been constructed in a manner which is materially inconsistent with the Final Plans and Specifications or in material violation of a law, code or ordinance applicable to the Premises, and if such defects or violations are covered by construction warranties obtained by Landlord in connection with the Tenant Improvements, then Landlord shall, at its discretion, either enforce such warranties against the parties providing the same or assign such warranties to Tenant and permit Tenant to enforce the same.

     12. TERMINATION. If the Lease is terminated prior to completion of the Tenant Improvements, for any reason due to the Default of Tenant under the Lease, in addition to any other damages available to Landlord, Tenant shall pay to Landlord, within five (5) days of receipt of a statement therefor, all costs incurred by Landlord through the date of termination in connection with the Tenant Improvements. Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred twenty (120) days from the date the Lease is mutually executed.

     13. INTEREST. Any payments required to be made by Tenant hereunder which are not paid when due shall bear interest at the maximum rate permitted by law from the due date therefor until paid.

     14. DISCLAIMER. Landlord shall have no liability to Tenant in the event construction of the Tenant Improvements is delayed or prevented due to any cause beyond Landlord's reasonable control. If Tenant is entitled or permitted to enter the Premises prior to completion of the Tenant improvements, Landlord shall not be liable to Tenant or its employees or agents for any loss or damage to property, or injury to person, arising from or related to construction of the Tenant Improvements. Tenant shall take all reasonable precautions to protect against such loss, damage or injury during construction of the Tenant Improvements, and shall not interfere with the conduct of the Tenant Improvement work. Tenant shall cooperate with all reasonable directives of Landlord and Landlord's contractor in order to minimize any disruption or delay in completion of the Tenant Improvements work.

                                   EXHIBIT B-1


                         FINAL PLANS AND SPECIFICATIONS


     Reference is hereby made to that certain Lease Agreement dated June 12, 1995 by and between Aetna Life Insurance Company, a Connecticut corporation, as landlord ("Landlord"), and Pacific Monolithics, Inc., a California corporation, as tenant ("Tenant") ("Lease Agreement").

     The Final Plans and Specifications (as defined in Exhibit B to the Lease Agreement) consists of the following described drawings, specifications and other documents:


     Title of Drawing, Specification
          or Other Document                                   Date
---------------------------------------------   -------------------------------







     The Final Plans and Specifications have been initialed by both Landlord and Tenant and are on file with Landlord.



     Initials:       Landlord                          Tenant
                              -------------------             -------------

                                    EXHIBIT C


                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:      AETNA LIFE INSURANCE COMPANY

TENANT:        PACIFIC MONOLITHICS, INC.

LEASE DATE:    June 12,  1995

PREMISES:      1308 Moffett Park Drive
               Sunnyvale, California

     Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).
     The Commencement Date of the above referenced Lease is hereby established as __________________________, 1995

                                        TENANT:

                                        PACIFIC MONOLITHICS, INC.
                                        a California corporation


                                        By:
                                           -----------------------------------
                                        Print
                                        Name:
                                             ---------------------------------

                                        Its:
                                            ----------------------------------
Approved and Agreed:

AETNA LIFE INSURANCE COMPANY,
a Connecticut corporation

By:
   ---------------------------------
Print
Name:
     -------------------------------
Its:
    --------------------------------